Exhibit 99.1

HCP REIT REJECTS AS UNREALISTIC AN ACQUISITION OFFER FROM AMERICAN SPECTRUM REALTY

Files for Changes in Bylaws to Stagger Terms of Trustees

HOUSTON, TX December 6, 2006: Hartman Commercial Properties REIT (HCP REIT), which manages 37 commercial properties in Texas, today announced that it has rejected as unrealistic the unsolicited request by American Spectrum Realty, Inc., to negotiate an acquisition transaction.

HCP REIT also announced that the company, which is incorporated in Maryland, repealed a bylaw allowing shareholders to act by written consent, and elected to be subject to certain provisions of Maryland law giving the Board greater control over unwanted corporate actions that could destroy shareholders value. The changes, the company said, will stagger the terms of the trustees and include other provisions to enhance the company’s ability to withstand an unsolicited offer.

Chairman and Interim CEO James Mastandrea said, “The Board of Trustees unanimously believed that refusing to negotiate with American Spectrum and adopting statutory provisions permitted by Maryland law would better equip the Board to oversee the execution of our strategic business plan and to sustain the tremendous progress the company has made under new management since the ouster of former Chairman Allen Hartman October 2. We believe taking these actions was essential for growing the company and maximizing the value of our common shares.”

In rejecting the unsolicited offer from American Spectrum, the board wrote to the company saying, “HCP REIT’s Board of Trustees has unanimously decided that consideration of any change-of-control transaction at the present time would be inadvisable and contrary to the best interests of HCP REIT’s shareholders.”

The company also noted that Hartman Management and former Chairman Allen Hartman initiated an “unlawful consent solicitation” on November 29.

Mastandrea said: “We are convinced that the actions taken by American Spectrum, as well as the unlawful consent solicitation commenced by Allen Hartman and Hartman Management, are based on unfounded perceptions that HCP REIT is vulnerable and unstable.

He added, “Despite the misperceptions, character assassinations and efforts to undermine the Board, and coerce HCP REIT investors to support Al Hartman, at their expense, to further enrich himself, over that same sixty day period we have built a first class management team and a group of associates who are energized and committed to building long-term shareholder value.

Mastandrea said, “We have also solidified our standing with our lenders and taken substantial steps to improve the financial performance of the company and the value of HCP REIT’s properties, while at the same time eliminating conflicts of interest between Mr. Hartman and Hartman Management and HCP REIT, that have plagued the company for several years.”

ABOUT HCP REIT (HARTMAN COMMERCIAL PROPERTIES)
HCP REIT, Houston, is a “value added” public, non-traded REIT, which owns and manages 37 commercial properties in Texas.  Its mission is to create value by buying “C” and “B” class properties and/or underdeveloped properties and capitalizing on their potential through its internalized leasing, managing and developing expertise.  For more information go to http://www.hcpreit.com or call us at (713) 827-9595.

Forward-Looking Statements

This report includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, and the impact of competitive services and pricing and general economic risks and uncertainties.

For more information, please contact:

James C. Mastandrea
HCP REIT
713-827-9595